As filed with the Securities and Exchange Commission on December 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southwest Gas Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	81-3881866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Southwest Gas Corporation

(Exact Name of Registrant as Specified in Its Charter)

California	88-0085720
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roy R. Centrella

Senior Vice President, Chief Financial Officer

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon C. Parris, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Southwest Gas Holdings, Inc.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Southwest Gas Corporation:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Southwest Gas Holdings, Inc.:
Common Stock	(1)	(1)	(1)	(2)
Preferred Stock	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Guarantees of Debt Securities	(1)(3)	(1)(3)	(1)(3)	(3)
Depositary Shares(4)	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)
Units(5)	(1)	(1)	(1)	(2)
Rights	(1)	(1)	(1)	(2)
Southwest Gas Corporation:
Debt Securities	(1)	(1)	(1)	(2)
Guarantees of Debt Securities	(1)(3)	(1)(3)	(1)(3)	(3)

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(3)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this registration statement, as amended, which securities may or may not be separable from one another.

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On December 12, 2017, the reported last sale price on the New York Stock Exchange for our common stock was $80.48 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 19 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2017

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc. and its consolidated subsidiaries, including Southwest Gas Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, replacement market and new construction market, bonus depreciation tax deductions and future changes not yet enacted, amount and timing for completion of estimated future construction expenditures, including the cost of any new facilities and the cost of any expansion plans, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in current or future period revenues from regulatory rate proceedings, approval of our general rate case settlements and effective dates of new general rates, post-test year rate adjustments and the extension requests, ARA rates and other surcharges, Nevada Conservation and Energy Efficiency programs, purchased gas adjustment clauses, and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity, future dividend increases and the board’s current target dividend payout ratio, earnings trends, pension and post-retirement benefits, certain benefits of tax acts, the effect of any rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, effective dates of pipeline regulations, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings and approvals are forward-looking statements.

A number of important factors affecting the business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri Construction Group, Inc.’s (“Centuri”) bid work, Centuri construction expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, and ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri following the lifting of the recent work stoppage, acquisitions and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, management can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

In 2015, the Board of Directors of Southwest Gas Corporation (“Predecessor”) authorized management to evaluate and pursue a holding company reorganization to provide further separation between regulated and unregulated businesses, and to provide additional financing flexibility. As part of the holding company reorganization, Centuri and Predecessor would each be subsidiaries of the new publicly traded parent holding company, Southwest Gas Holdings, Inc.; whereas, historically, Centuri had been a direct subsidiary of Predecessor. All of Predecessor’s outstanding debt securities (not associated with Centuri) at the time of the reorganization would remain at Predecessor. Regulatory applications for preapproval of the reorganization were filed with the Arizona Corporation Commission (“ACC”), the California Public Utilities Commission (“CPUC”), and the Public Utilities Commission of Nevada (“PUCN”) in October 2015. Approvals were received from the CPUC, the PUCN, and the ACC in January, March, and May, respectively, of 2016. The reorganization, which was approved by the Board of Directors of Predecessor and Southwest Gas Holdings in December 2016, became effective in January 2017. Each outstanding share of Predecessor’s common stock automatically converted into a share of common stock in Southwest Gas Holdings, on a one-for-one basis, and the ticker symbol of the stock, “SWX,” remains unchanged.

Predecessor was incorporated in March 1931 and Southwest Gas Holdings was incorporated in September 2016, each under the laws of the State of California. Southwest Gas Holdings is composed of two business segments: natural gas operations (“Southwest” or the “natural gas operations” segment) and construction services.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Centuri (the “construction services” segment) is a comprehensive construction services enterprise dedicated to meeting the growing demands of North American utilities, energy and industrial markets. Centuri derives revenue from installation, replacement, repair, and maintenance of energy distribution systems, and developing industrial construction solutions. Centuri operates in 24 major markets in the United States (primarily as NPL) and in 3 major markets in Canada (as NPL Canada (formerly Link-Line Contractors Ltd.), and W.S. Nicholls). In November 2017, Centuri expanded its operations in the Northeastern geographical area of the United States through the acquisition of a private construction services business.

Southwest is subject to regulation by the ACC, the PUCN, and the CPUC. These commissions regulate public utility rates, practices, facilities, and service territories in their respective states. The CPUC also regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain accounting practices, transmission facilities, and rates are subject to regulation by the Federal Energy Regulatory Commission (“FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Our administrative offices are located at 5241 Spring Mountain Road, Las Vegas, Nevada 89150-0002, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Twelve Months Ended	Year Ended December 31,
	September 30, 2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.50	3.46	3.43	3.58	3.90	3.61

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, and net income attributable to noncontrolling interests, plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings consists of (1) 60,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of December 12, 2017, there were issued and outstanding 48,090,470 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

The following description of Southwest Gas Holdings’ capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings’ stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

•	authorization for the Southwest Gas Holdings board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

•	provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

Transfer Agent and Registrar

Wells Fargo Shareowner Services is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities of Southwest Gas Holdings, Inc. will be issued under one or more indentures between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”). The debt securities of Southwest Gas Corporation will be issued under one or more indentures between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A form of each Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•	any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•	we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the issuer or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

•	we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a Default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

•	a Default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•	failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities or the relevant Indenture for a period of 90 days after written notice specified below;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A Default with respect to a particular series of debt securities of a series (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to the us and the Trustee) gives notice of the Default and we do not cure such Default within the time specified after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the relevant Indenture or for the appointment of a receiver or Trustee, or for any remedy under the relevant Indenture, unless:

•	an Event of Default has occurred and is continuing and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the Trustee, and offered indemnity or security reasonably satisfactory to the Trustee, to institute the proceeding as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a statement as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to evidence the succession of another Person to the issuer (or any guarantor) and the assumption by any such successor of the obligations of the issuer (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•	to add one or more guarantees or to release one or more guarantees in accordance with the relevant Indenture;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

•	to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of, the principal, or installment of interest, on any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•	reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•	modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable within one year of their stated maturity and we have deposited with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of such person’s affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our Internet web site (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the Company’s quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 20, 2017) that were specifically incorporated by reference into Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Current Reports on Form 8-K filed on January 3, 2017, February 15, 2017, February 24, 2017, March 9, 2017, March 31, 2017 (2 reports), April 10, 2017, May 10, 2017, October 17, 2017, November 2, 2017 and November 7, 2017; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Registrant in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$		*

Legal fees and expenses		*	*

Blue Sky fees and expenses		*	*

Accounting fees and expenses		*	*

Printing fees		*	*

Trustee’s fees and expenses		*	*

Rating Agency Fees		*	*

Miscellaneous		*	*

Total	$		*

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Each of the Registrants’ articles of incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the “Law”) (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the corporation or by the corporation for breach of a director’s duties to the corporation and its shareholders and (ii) authorizes the corporation to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided (a) for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the corporation or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the corporation or its shareholders, and (f) for liabilities arising under

Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, a corporation may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

The bylaws of each of the Registrants provide that the applicable Registrant has the power to indemnify directors and officers to the fullest extent permitted under California law and its articles of incorporation. Each of the Registrants has entered into indemnification agreements with its directors and officers which require that such Registrant indemnify its directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. Each of the Registrants also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of such Registrant for covered losses as defined in the policy.

Item 16. Exhibits

Exhibit No.	Description

1.1**	Form of Debt Underwriting Agreement

1.2**	Form of Equity Underwriting Agreement

1.3**	Form of Warrant Underwriting Agreement

1.4**	Form of Unit Underwriting Agreement

1.5**	Form of Rights Underwriting Agreement

3.1	Articles of Incorporation of Southwest Gas Holdings, Inc. Incorporated herein by reference to Exhibit 3.1 to Form 8-K12B dated December 28, 2016

3.2	Amendment to Articles of Incorporation of Southwest Gas Holdings, Inc. Incorporated herein by reference to Exhibit 3(i) to Form 10-Q for the quarterly period ended September 30, 2017

3.3	Amended and Restated Bylaws of Southwest Gas Holdings, Inc. Incorporated herein by reference to Exhibit 3(ii) to Form 10-Q for the quarterly period ended September 30, 2017

4.1	Form of Southwest Gas Holdings, Inc. Common Stock Certificate. Incorporated herein by reference to Exhibit 4.1 to Form S-3 dated January 4, 2017

4.2**	Form of Deposit Agreement (including the form of Depository Receipt)

4.3**	Form Certificate of Designations of Preferred Stock

4.4*	Form of Indenture of Southwest Gas Holdings, Inc. with The Bank of New York Mellon Trust Company, N.A. (including form of Debt Security)

4.5*	Form of Indenture of Southwest Gas Corporation with The Bank of New York Mellon Trust Company, N.A. (including form of Debt Security)

4.6**	Form of Warrant Agreement (including form of Warrant Certificate)

4.7**	Form of Unit Agreement (including form of Unit Certificate)

4.8**	Form of Rights Agreement (including form of Rights Certificate)

5.1*	Opinion of Morrison & Foerster LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

23.1*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney for Southwest Gas Holdings, Inc.

24.2*	Powers of Attorney for Southwest Gas Corporation

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York Mellon Trust Company, N.A. for the form of Indenture of Southwest Gas Holdings, Inc.

25.2*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York Mellon Trust Company, N.A. for the form of Indenture of Southwest Gas Corporation

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17. Undertakings

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 13, 2017.

SOUTHWEST GAS HOLDINGS, INC.
By:	/s/ John P. Hester
Name:	John P. Hester
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Hester John P. Hester	Director, President and Chief Executive Officer (Principal Executive Officer)	December 13, 2017

/s/ Roy R. Centrella Roy R. Centrella	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	December 13, 2017

/s/ Gregory J. Peterson Gregory J. Peterson	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2017

/s/ Robert L. Boughner* Robert L. Boughner	Director	December 13, 2017

/s/ José A. Cárdenas* José A. Cárdenas	Director	December 13, 2017

/s/ Thomas E. Chestnut* Thomas E. Chestnut	Director	December 13, 2017

/s/ Stephen C. Comer* Stephen C. Comer	Director	December 13, 2017

/s/ LeRoy C. Hanneman, Jr.* LeRoy C. Hanneman, Jr.	Director	December 13, 2017

/s/ Anne L. Mariucci* Anne L. Mariucci	Director	December 13, 2017

/s/ Michael J. Melarkey* Michael J. Melarkey	Chairman of the Board of Directors	December 13, 2017

/s/ A. Randall Thoman* A. Randall Thoman	Director	December 13, 2017

/s/ Thomas A. Thomas* Thomas A. Thomas	Director	December 13, 2017

*By:	/s/ Roy R. Centrella
Roy R. Centrella Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 13, 2017.

SOUTHWEST GAS CORPORATION

By:	/s/ John P. Hester
Name:	John P. Hester
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John P. Hester John P. Hester	Director, President and Chief Executive Officer (Principal Executive Officer)	December 13, 2017

/s/ Roy R. Centrella Roy R. Centrella	Director, Senior Vice President/ Chief Financial Officer (Principal Financial Officer)	December 13, 2017

/s/ Gregory J. Peterson Gregory J. Peterson	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2017

/s/ Karen S. Haller Karen S. Haller	Director, Senior Vice President/General Counsel and Corporate Secretary	December 13, 2017

/s/ Michael J. Melarkey* Michael J. Melarkey	Director	December 13, 2017

*By:	/s/ Roy R. Centrella
Roy R. Centrella Attorney-in-Fact